Exhibit 4.10

Amended and Restated Exclusive Option Agreement

This Amended and Restated Exclusive Option Agreement (this “Agreement”) is entered into as of [  ] [  ], [____] by and among the following parties:

1. Each shareholder listed in Annex 1 (individually and collectively, the “Existing Shareholders”);

2. Lequan Technology (Beijing) Co., Ltd. (the “Wholly Owned Company”);

Registered Address: 106 Pingfang, Building 26, South of Xindu East Station, East Sanqi, West Qinghe, Haidian District, Beijing;

Legal Representative: Chen Xiaoping;

3. Beijing Viomi Technology Co., Ltd. (the “Company”);

Registered Address: 671, Middle Section, 2nd Floor, Building A, 3rd Building, No.9 Yongfeng Road, Haidian District, Beijing;

Legal Representative: Chen Xiaoping.

(Each of the above parties is hereinafter referred to as a “Party” and collectively as the “Parties”.)

Recitals

(1) The Existing Shareholders are the registered shareholders of the Company and legally hold all equity interests of the Company. Their respective capital contributions and shareholding proportions in the registered capital of the Company as of the date hereof are set forth in Annex 1.

(2) On July 21, 2015, Chen Xiaoping, Liu De, Cao Liping, the Wholly Owned Company and the Company entered into an Exclusive Option Agreement (the “Original Agreement”). In view of the change in the Company’s shareholding structure after the execution of the Original Agreement, the Parties hereto agree to enter into this Agreement to restate the Original Agreement based on the revised shareholding structure of the Company.

(3) The Existing Shareholders intend to transfer all their respective equity interests in the Company to the Wholly Owned Company without violating PRC laws, and the Wholly Owned Company intends to accept such transfer.

(4) The Company intends to transfer its assets to the Wholly Owned Company without violating PRC laws, and the Wholly Owned Company intends to accept such transfer.

(5) To effect the aforesaid equity or asset transfer, the Existing Shareholders and the Company agree to grant to the Wholly Owned Company, respectively, an irrevocable exclusive equity transfer option and an asset purchase option. Pursuant to such equity transfer option and asset purchase option, the Existing Shareholders or the Company shall, upon the request of the Wholly Owned Company and to the extent permitted by PRC laws, transfer the Option Equity or the Company’s assets (as defined below) to the Wholly Owned Company and/or any other entity or individual designated by it in accordance with the provisions of this Agreement.

(6) The Existing Shareholders agree that the Company grants the asset purchase option to the Wholly Owned Company pursuant to this Agreement.

NOW, THEREFORE, the Parties hereto, through mutual consultation, agree as follows:

Article 1 Definitions

1.1 Unless the context otherwise requires, the following terms in this Agreement shall have the meanings set forth below:

“PRC Laws” means the laws, administrative regulations, ministerial rules, local regulations, judicial interpretations and other binding normative documents of the People’s Republic of China in effect from time to time.

“Equity Transfer Option” means the option granted by the Existing Shareholders to the Wholly Owned Company to request the purchase of the equity interests of the Company pursuant to the terms and conditions of this Agreement.

“Asset Purchase Option” means the option granted by the Company to the Wholly Owned Company to request the purchase of any assets of the Company pursuant to the terms and conditions of this Agreement.

“Option Equity” means, in respect of each Existing Shareholder, all equity interests held by it respectively in the registered capital of the Company (as defined below); in respect of all Existing Shareholders, 100% equity interests in the registered capital of the Company.

“Registered Capital of the Company” means, as of the date hereof, the registered capital of the Company of RMB 1,000,000, and shall also include the increased registered capital formed by any form of capital increase during the term of this Agreement.

“Transferred Equity” means the equity interests of the Company that the Wholly Owned Company has the right to request any one of the Existing Shareholders to transfer to it or any other entity or individual designated by it when exercising its Equity Transfer Option pursuant to Article 3 hereof, the amount of which may be all or part of the Option Equity, and the specific amount shall be freely determined by the Wholly Owned Company in accordance with the PRC laws in effect from time to time and its own business considerations.

“Transferred Assets” means the assets of the Company that the Wholly Owned Company has the right to request the Company to transfer to it or any other entity or individual designated by it when exercising its Asset Purchase Option pursuant to Article 3 hereof, the amount of which may be all or part of the assets of the Company, and the specific amount shall be freely determined by the Wholly Owned Company in accordance with the PRC laws in effect from time to time and its own business considerations.

“Exercise” means the exercise by the Wholly Owned Company of its Equity Transfer Option or Asset Purchase Option.

“Transfer Price” means the total consideration payable by the Wholly Owned Company or any entity or individual designated by it to the Existing Shareholders or the Company for the acquisition of the Transferred Equity or the Company’s assets in each Exercise.

“Business Certificates” means any approvals, licenses, filings, registrations, etc. necessary for the Company to lawfully and effectively conduct all its businesses, including but not limited to the Business License of Enterprise Legal Person, the Tax Registration Certificate and other relevant licenses and certificates required by PRC laws from time to time.

“Company Assets” means all tangible and intangible assets owned or disposed of by the Company during the term of this Agreement, including but not limited to any real estate, movable property, and intellectual property rights such as trademarks, copyrights, patents, know-how, domain names, software use rights, etc.

“Material Agreements” means any agreement to which the Company is a party and which has a material impact on the business or assets of the Company, including but not limited to the Exclusive Consulting and Service Agreement entered into between the Company and the Wholly Owned Company on July 21, 2015, and other important agreements regarding the business of the Company.

“Exercise Notice” has the meaning ascribed to it in Article 3.7 hereof.

“Confidential Information” has the meaning ascribed to it in Article 8.1 hereof.

“Breaching Party” has the meaning ascribed to it in Article 11.1 hereof.

“Breach” has the meaning ascribed to it in Article 11.1 hereof.

“Such Party’s Rights” has the meaning ascribed to it in Article 12.5 hereof.

1.2 Any reference to any PRC Laws in this Agreement shall be deemed to:

(1) include at the same time a reference to the amendments, changes, supplements and re-enactments of such PRC Laws, regardless of whether they take effect before or after the execution of this Agreement; and

(2) include at the same time a reference to other decisions, notices and rules formulated thereunder or effective therewith.

1.3 Unless the context of this Agreement otherwise specifies, references to articles, paragraphs, items and sections in this Agreement refer to the corresponding provisions in this Agreement.

Article 2 Grant of Equity Transfer Option and Asset Purchase Option

2.1 The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant to the Wholly Owned Company an exclusive Equity Transfer Option, pursuant to which the Wholly Owned Company shall have the right, to the extent permitted by PRC laws, to request the Existing Shareholders to transfer the Option Equity to the Wholly Owned Company or any entity or individual designated by it in accordance with the terms and conditions of this Agreement. The Wholly Owned Company hereby agrees to accept such Equity Transfer Option.

2.2 The Company hereby consents to the Existing Shareholders granting such Equity Transfer Option to the Wholly Owned Company pursuant to Clause 2.1 above and other provisions of this Agreement.

2.3 The Company hereby agrees to irrevocably and unconditionally grant to the Wholly Owned Company an exclusive Asset Purchase Option, pursuant to which the Wholly Owned Company shall have the right, to the extent permitted by PRC laws, to request the Company to transfer any and part of the Company Assets to the Wholly Owned Company or any entity or individual designated by it in accordance with the terms and conditions of this Agreement. The Wholly Owned Company hereby agrees to accept such Asset Purchase Option.

2.4 The Existing Shareholders hereby severally and jointly consent to the Company granting such Asset Purchase Option to the Wholly Owned Company pursuant to Clause 2.3 above and other provisions of this Agreement.

Article 3 Methods of Exercise

3.1 Subject to the terms and conditions of this Agreement, the Wholly Owned Company shall have absolute discretion to determine the specific time, manner and frequency of its Exercise to the extent permitted by PRC laws.

3.2 Subject to the terms and conditions of this Agreement and without violating the PRC laws in effect from time to time, the Wholly Owned Company shall have the right to request at any time to acquire all or part of the equity interests of the Company from the Existing Shareholders by itself or through any other entity or individual designated by it.

3.3 Subject to the terms and conditions of this Agreement and without violating the PRC laws in effect from time to time, the Wholly Owned Company shall have the right to request at any time to acquire all or part of the Company Assets from the Company by itself or through any other entity or individual designated by it.

3.4 In respect of the Equity Transfer Option, in each Exercise, the Wholly Owned Company shall have the right to arbitrarily designate the amount of equity interests to be transferred by the Existing Shareholders to the Wholly Owned Company and/or any other entity or individual designated by it in such Exercise, and the Existing Shareholders shall transfer the Transferred Equity to the Wholly Owned Company and/or any other entity or individual designated by it respectively in the amount required by the Wholly Owned Company. The Wholly Owned Company and/or any other entity or individual designated by it shall pay the Transfer Price to the Existing Shareholders transferring the Transferred Equity in respect of the Transferred Equity acquired in each Exercise.

3.5 In respect of the Asset Purchase Option, in each Exercise, the Wholly Owned Company shall have the right to determine the specific Company Assets to be transferred by the Company to the Wholly Owned Company and/or any other entity or individual designated by it in such Exercise, and the Company shall transfer the Transferred Assets to the Wholly Owned Company and/or any other entity or individual designated by it as required by the Wholly Owned Company. The Wholly Owned Company and/or any other entity or individual designated by it shall pay the Transfer Price to the Company in respect of the Transferred Assets acquired in each Exercise.

3.6 In each Exercise, the Wholly Owned Company may acquire the Transferred Equity or Transferred Assets by itself, or designate any third party to acquire all or part of the Transferred Equity or Transferred Assets.

3.7 After the Wholly Owned Company decides to Exercise each time, it shall issue an Equity Transfer Option Exercise Notice or an Asset Purchase Option Exercise Notice (collectively, the “Exercise Notice”, the form of which is set forth in Annex 2 and Annex 3 hereto) to the Existing Shareholders or the Company. Upon receipt of the Exercise Notice, the Existing Shareholders or the Company shall immediately transfer all the Transferred Equity to the Wholly Owned Company and/or any other entity or individual designated by it in a one-time manner in accordance with the manner set forth in Article 3.4 or Article 3.5 hereof pursuant to the Exercise Notice.

Article 4 Transfer Price

4.1 In respect of the Equity Transfer Option, in each Exercise by the Wholly Owned Company, the total Transfer Price payable by the Wholly Owned Company or any entity or individual designated by it to each Shareholder shall be the capital contribution corresponding to the relevant Transferred Equity in the registered capital of the Target Company or the minimum price permitted by the PRC laws in effect from time to time, whichever is lower. Each Shareholder covenants and agrees that it has received full compensation from the Wholly Owned Company and shall return all the equity transfer consideration received to the Wholly Owned Company or any entity or individual designated by it within ten (10) Business Days after receiving such equity transfer consideration.

4.2 In respect of the Asset Purchase Option, in each Exercise by the Wholly Owned Company, the Wholly Owned Company or any entity or individual designated by it shall pay the minimum price permitted by the PRC laws in effect from time to time to the Target Company. The Target Company covenants and agrees that it has received full compensation from the Wholly Owned Company and shall return all the asset transfer consideration received to the Wholly Owned Company or any entity or individual designated by it within ten (10) Business Days after receiving such asset transfer consideration.

Article 5 Representations and Warranties

5.1 The Existing Shareholders hereby severally and jointly represent and warrant as follows:

5.1.1 Each Existing Shareholder is a Chinese citizen with full capacity for civil conduct or an entity duly registered and legally existing under PRC laws; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently be a party to litigation.

5.1.2 The Company is a limited liability company duly registered and legally existing under PRC laws with independent legal person status; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently be a party to litigation.

5.1.3 It has full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated herein, and to complete the transactions contemplated herein.

5.1.4 This Agreement has been lawfully and duly executed and delivered by the Existing Shareholders. This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

5.1.5 The Existing Shareholders are the registered and legal owners of the Option Equity as of the effective date of this Agreement. Except for the pledge created under the Amended and Restated Equity Pledge Agreement entered into by and among the Company, the Wholly Owned Company and the Existing Shareholders on [  ] [  ], [  ] and the entrustment right created under the Amended and Restated Shareholder Voting Rights Entrustment Agreement dated [  ] [  ], [  ], there are no liens, pledges, claims or other security interests and third-party rights on the Option Equity. Pursuant to this Agreement, the Wholly Owned Company and/or any other entity or individual designated by it may obtain good and marketable title to the Transferred Equity free and clear of any liens, pledges, claims or other security interests or third-party rights after Exercise.

5.1.6 To the knowledge of the Existing Shareholders, there are no liens, mortgages, claims or other security interests and third-party rights on the Company Assets. Pursuant to this Agreement, the Wholly Owned Company and/or any other entity or individual designated by it may obtain good and marketable title to the Company Assets free and clear of any liens, mortgages, claims or other security interests or third-party rights after Exercise.

5.1.7 Unless required by mandatory PRC laws, the Existing Shareholders shall not request the Company to declare distribution or actual payment of any distributable profits, dividends, bonuses or distributions; if the Existing Shareholders obtain any profits, dividends, bonuses or distributions from the Company, the Existing Shareholders shall timely donate the same to the Wholly Owned Company or any eligible entity or individual designated by the Wholly Owned Company to the extent permitted by PRC laws.

5.2 The Company hereby represents and warrants as follows:

5.2.1 The Company is a limited liability company duly registered and legally existing under PRC laws with independent legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently be a party to litigation.

5.2.2 The Company has full internal power and authority of the Company to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated herein, and to complete the transactions contemplated herein.

5.2.3 This Agreement has been lawfully and duly executed and delivered by the Company. This Agreement constitutes its legal, valid and binding obligation.

5.2.4 There are no liens, mortgages, claims or other security interests and third-party rights on the Company Assets. Pursuant to this Agreement, the Wholly Owned Company and/or any other entity or individual designated by it may obtain good and marketable title to the Company Assets free and clear of any liens, mortgages, claims or other security interests or third-party rights after Exercise.

5.2.5 Unless required by mandatory PRC laws, the Company shall not declare distribution or actual payment of any distributable profits, dividends, bonuses or distributions.

5.3 The Wholly Owned Company hereby represents and warrants as follows:

5.3.1 The Wholly Owned Company is a wholly foreign-owned enterprise duly registered and legally existing under PRC laws with independent legal person status. The Wholly Owned Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently be a party to litigation.

5.3.2 The Wholly Owned Company has full internal power and authority of the company to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated herein, and to complete the transactions contemplated herein.

5.3.3 This Agreement has been lawfully and duly executed and delivered by the Wholly Owned Company. This Agreement constitutes its legal, valid and binding obligation.

Article 6 Covenants of Existing Shareholders

The Existing Shareholders hereby severally covenant as follows:

6.1 During the term of this Agreement, without the prior written consent of the Wholly Owned Company:

6.1.1 No Existing Shareholder shall transfer or otherwise dispose of any Option Equity or create any security interest or other third-party rights on any Option Equity;

6.1.2 It shall not increase or reduce the registered capital of the Company, or merge with any other entity;

6.1.3 It shall not dispose of or cause the management of the Company to dispose of any material Company Assets (except those incurred in the ordinary course of business);

6.1.4 It shall not terminate or cause the management of the Company to terminate any Material Agreements entered into by the Company, or enter into any other agreements conflicting with existing Material Agreements;

6.1.5 It shall not appoint or remove any directors, supervisors or other management personnel of the Company to be appointed or removed by the Existing Shareholders;

6.1.6 It shall not cause the Company to declare distribution or actual payment of any distributable profits, dividends, bonuses or distributions;

6.1.7 It shall ensure the valid existence of the Company without termination, liquidation or dissolution;

6.1.8 It shall not amend the articles of association of the Company; and

6.1.9 It shall ensure that the Company does not lend or borrow loans, or provide guarantees or other forms of security, or assume any material obligations outside the ordinary course of business.

6.2 During the term of this Agreement, it shall use its best efforts to develop the business of the Company and ensure the lawful and compliant operation of the Company, and shall not commit any act or omission that may damage the Company’s assets, goodwill or affect the validity of the Company’s Business Certificates.

6.3 During the term of this Agreement, it shall promptly inform the Wholly Owned Company of any conditions that may have a material adverse effect on the existence, business operation, financial status, assets or goodwill of the Company, and promptly take all measures approved by the Wholly Owned Company to eliminate such adverse conditions or take effective remedial measures therefor.

6.4 Once the Wholly Owned Company issues an Exercise Notice:

6.4.1 It shall immediately convene a shareholders’ meeting and adopt a shareholders’ resolution and take all other necessary actions to approve the transfer of all Transferred Equity or Transferred Assets by any Existing Shareholder or the Company to the Wholly Owned Company and/or any other entity or individual designated by it at the Transfer Price, and waive any preemptive right it may have (if any);

6.4.2 It shall immediately sign an equity transfer agreement with the Wholly Owned Company and/or any other entity or individual designated by it to transfer all Transferred Equity to the Wholly Owned Company and/or any other entity or individual designated by it at the Transfer Price, and provide necessary support to the Wholly Owned Company in accordance with the requirements of the Wholly Owned Company and applicable laws and regulations (including providing and signing all relevant legal documents, completing all government approval and registration procedures and assuming all relevant obligations), so that the Wholly Owned Company and/or any other entity or individual designated by it may obtain all Transferred Equity free of any legal defects and free of any security interests, third-party restrictions or any other restrictions on the equity.

6.5 If the total Transfer Price received by any Existing Shareholder in respect of the Transferred Equity held by it is higher than its capital contribution to the Company, or if it receives any profit distribution, dividend, bonus or distribution of the Company in any form, such Existing Shareholder agrees to waive the premium portion of such income and any profit distribution, dividend, bonus or distribution (after deducting relevant taxes) to the extent permitted by PRC laws, and the Wholly Owned Company shall be entitled to such portion of income. The Existing Shareholder shall instruct the relevant transferee or the Company to pay such portion of income to the bank account designated by the Wholly Owned Company from time to time.

Article 7 Covenants of the Company

7.1 The Company hereby covenants as follows:

7.1.1 If the execution and performance of this Agreement and the grant of the Equity Transfer Option or Asset Purchase Option hereunder require the consent, license, waiver, authorization of any third party or the approval, license, exemption of any government authority or registration or filing procedures with any government authority (if required by law), the Company shall use its best efforts to assist in satisfying such conditions.

7.1.2 Without the prior written consent of the Wholly Owned Company, the Company shall not assist or allow the Existing Shareholders to transfer or otherwise dispose of any Option Equity or create any security interest or other third-party rights on any Option Equity.

7.1.3 Without the prior written consent of the Wholly Owned Company, the Company shall not transfer or otherwise dispose of any material Company Assets (except those incurred in the ordinary course of business) or create any security interest or other third-party rights on any Company Assets.

7.1.4 The Company shall not conduct or permit any act or action that may adversely affect the interests of the Wholly Owned Company hereunder, including but not limited to any act or action restricted by Article 6.1.

7.2 Once the Wholly Owned Company issues an Exercise Notice:

7.2.1 It shall immediately cause the Existing Shareholders to convene a shareholders’ meeting and adopt a shareholders’ resolution and take all other necessary actions to approve the transfer of all Transferred Assets by the Company to the Wholly Owned Company and/or any other entity or individual designated by it at the Transfer Price;

7.2.2 It shall immediately sign an asset transfer agreement with the Wholly Owned Company and/or any other entity or individual designated by it to transfer all Transferred Assets to the Wholly Owned Company and/or any other entity or individual designated by it at the Transfer Price, and cause the shareholders to provide necessary support to the Wholly Owned Company in accordance with the requirements of the Wholly Owned Company and applicable laws and regulations (including providing and signing all relevant legal documents, completing all government approval and registration procedures and assuming all relevant obligations), so that the Wholly Owned Company and/or any other entity or individual designated by it may obtain all Transferred Assets free of any legal defects and free of any security interests, third-party restrictions or any other restrictions on the Company Assets.

Article 8 Confidentiality Obligations

8.1 Whether or not this Agreement is terminated, the Parties shall keep strictly confidential all trade secrets, proprietary information, customer information and other information of a confidential nature of other Parties obtained in the course of entering into and performing this Agreement (collectively, the “Confidential Information”). Except with the prior written consent of the disclosing Party of Confidential Information or as required by applicable laws and regulations or the listing venue of a Party’s affiliated company, the receiving Party of Confidential Information shall not disclose any Confidential Information to any other third party; and shall not use or indirectly use any Confidential Information except for the purpose of performing this Agreement.

8.2 The following information shall not constitute Confidential Information:

(a) Any information that the receiving Party has previously lawfully obtained with written evidence;

(b) Information that enters the public domain through no fault of the receiving Party; or

(c) Information lawfully obtained by the receiving Party from other sources after receiving the information.

8.3 The receiving Party may disclose Confidential Information to its relevant employees, agents or professional advisors engaged by it, provided that the receiving Party shall ensure that such persons comply with the relevant terms and conditions of this Agreement and be liable for any liability arising from the breach of the relevant terms and conditions of this Agreement by such persons.

8.4 Notwithstanding any other provisions of this Agreement, the effectiveness of this Article shall not be affected by the termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall take effect on the date of formal execution by all Parties hereto, and shall terminate upon the lawful transfer of all Option Equity and Company Assets to the Wholly Owned Company and/or any other entity or individual designated by it in accordance with the provisions hereof.

Article 10 Notices

10.1 Any notice, request, demand and other communications required or made under this Agreement shall be delivered to the relevant Party in writing.

10.2 Any such notice or communication sent by fax or telex shall be deemed delivered upon dispatch; if delivered in person, it shall be deemed delivered upon personal delivery; if sent by mail, it shall be deemed delivered five (5) days after posting.

Article 11 Liability for Breach

11.1 The Parties agree and confirm that if any Party (the “Breaching Party”) materially breaches any covenant made by it hereunder, or materially fails to perform or delays the performance of any obligation hereunder, it shall constitute a breach hereunder (the “Breach”). The non-breaching Party shall have the right to require the Breaching Party to remedy or take remedial measures within a reasonable period. If the Breaching Party fails to remedy or take remedial measures within a reasonable period or within ten (10) days after the non-breaching Party gives written notice to the Breaching Party and requests remedy, the non-breaching Party may, at its sole discretion:

11.1.1 If the Existing Shareholders or the Company is the Breaching Party, the Wholly Owned Company shall have the right to terminate this Agreement and claim damages from the Breaching Party;

11.1.2 If the Wholly Owned Company is the Breaching Party, the non-breaching Party shall have the right to claim damages from the Breaching Party, but unless otherwise provided by law, it shall not have the right to terminate or rescind this Agreement under any circumstances.

11.2 Notwithstanding any other provisions of this Agreement, the effectiveness of this Article shall not be affected by the termination of this Agreement.

Article 12 Miscellaneous

12.1 This Agreement is made in Chinese in four (4) original copies, each Party hereto holding one (1) copy.

12.2 The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC laws.

12.3 Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through consultation. If the Parties fail to reach an agreement within thirty (30) days after the occurrence of the dispute, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules in effect from time to time. The arbitration shall be held in Beijing, the language used in the arbitration shall be Chinese, and the arbitral award shall be final and binding on all Parties hereto.

12.4 Any rights, powers and remedies granted to the Parties under any provision of this Agreement shall not exclude any other rights, powers or remedies enjoyed by such Party pursuant to the provisions of law and other provisions of this Agreement, and the exercise of any right, power or remedy by a Party shall not exclude the exercise of any other right, power or remedy enjoyed by it.

12.5 The failure or delay of a Party to exercise any right, power or remedy (the “Such Party’s Rights”) under this Agreement or by law shall not constitute a waiver of such rights, and any waiver of any single or part of Such Party’s Rights shall not preclude the exercise of such rights in other manners and the exercise of other Such Party’s Rights.

12.6 The headings of each article of this Agreement are for convenience of reference only and shall not be used or affect the interpretation of the provisions of this Agreement under any circumstances.

12.7 Each provision of this Agreement is severable and independent of each other provision. If any one or more provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.

12.8 This Agreement, upon execution, shall supersede any other legal documents previously executed by the Parties on the same subject matter, including but not limited to the Original Agreement. Any amendment or supplement to this Agreement must be made in writing and shall take effect upon due execution by all Parties hereto.

12.9 No Party may assign any of its rights and/or obligations hereunder to any third party without the prior written consent of the other Parties.

12.10 This Agreement shall be binding on the legal successors and assigns of the Parties.

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Signatures to the Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, this Amended and Restated Exclusive Option Agreement has been executed by the Parties as of the date first written above.

Chen Xiaoping

Signature: ______________

Signatures to the Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, this Amended and Restated Exclusive Option Agreement has been executed by the Parties as of the date first written above.

Zhuhai Yungui Enterprise Management Consulting Partnership (Limited Partnership)

(Seal)

Signature:
Name:	Chen Xiaoping
Title:	Executive Partner

Signatures to the Amended and Restated Exclusive Option Agreement

IN WITNESS WHEREOF, this Amended and Restated Exclusive Option Agreement has been executed by the Parties as of the date first written above.

Lequan Technology (Beijing) Co., Ltd. (Seal)

Signature:
Name:	Chen Xiaoping
Title:	Legal Representative

Beijing Viomi Technology Co., Ltd. (Seal)

Signature:
Name:	Chen Xiaoping
Title:	Legal Representative

Annex 1 Basic Information of the Company

Company Name: Beijing Viomi Technology Co., Ltd.

Registered Address: 671, Middle Section, 2nd Floor, Building A, 3rd Building, No.9 Yongfeng Road, Haidian District, Beijing

Registered Capital: RMB 1,000,000

Legal Representative: Chen Xiaoping

Shareholding Structure

Name of Shareholder	Capital Contribution (RMB)	Proportion of Contribution	ID Number/Unified Social Credit Code
Chen Xiaoping	990,000	99%	******
Zhuhai Yungui Enterprise Management Consulting Partnership (Limited Partnership)	10,000	1%	91440300MA5FRBGX9W
Total	1,000,000	100%	-

Annex 2 Form of Exercise Notice

To: Chen Xiaoping, Zhuhai Yungui Enterprise Management Consulting Partnership (Limited Partnership)

WHEREAS, our company has entered into an Amended and Restated Exclusive Option Agreement (the “Option Agreement”) with you and Beijing Viomi Technology Co., Ltd. (the “Company”), pursuant to which you shall, to the extent permitted by PRC laws and regulations, transfer the equity interests held by you in the Company to our company or any third party designated by our company upon our request.

NOW, THEREFORE, our company hereby gives you this notice as follows:

Our company hereby requests to exercise the Equity Transfer Option under the Option Agreement, and [●] [name of company/individual] designated by our company shall acquire [●]% equity interests of the Company held by you (the “Proposed Transferred Equity”). Please immediately transfer all Proposed Transferred Equity to our company/[name of designated company/individual] pursuant to the provisions of the Option Agreement upon receipt of this notice.

Yours faithfully,

Lequan Technology (Beijing) Co., Ltd.

(Seal)

Authorized Representative:

Date:

Annex 3 Form of Exercise Notice

To: Beijing Viomi Technology Co., Ltd.

WHEREAS, our company has entered into an Amended and Restated Exclusive Option Agreement (the “Option Agreement”) with your company, Chen Xiaoping and Zhuhai Yungui Enterprise Management Consulting Partnership (Limited Partnership), pursuant to which your company shall, to the extent permitted by PRC laws and regulations, transfer your company’s assets to our company or any third party designated by our company upon our request.

NOW, THEREFORE, our company hereby gives your company this notice as follows:

Our company hereby requests to exercise the Asset Purchase Option under the Option Agreement, and [●] [name of company/individual] designated by our company shall acquire all assets of your company listed in the attached list (the “Proposed Transferred Assets”). Please immediately transfer all Proposed Transferred Assets to our company/[name of designated company/individual] pursuant to the provisions of the Option Agreement upon receipt of this notice.

Yours faithfully,

Lequan Technology (Beijing) Co., Ltd.

(Seal)

Authorized Representative:

Date: